Form 10KSB, Exhibit 13
period 1996-01-31
FISCHER WATT GOLD CO INC
filed 1996-09-26
CIK 844788

MINING EXPLORATION AND LEASE AGREEMENT

       THIS MINING EXPLORATION AND LEASE AGREEMENT, dated effective July 10, 1992, hereinafter referred to as "Agreement," made and entered into by and between EDWARD L. DEVENYNS and DAVID R. ERNST, hereinafter collectively referred to as "Lessor," and GREAT BASIN EXPLORATION AND MINING COMPANY, a Nevada corporation, hereinafter referred to as "Lessee."

                                    RECITALS

    A. Lessor owns the Ice 1-233 unpatented mining claims, hereinafter collectively referred to as the "Premises," situated in Eureka County, State of Nevada, the county recording information for which and the BLM filing information for which are more particularly described in Exhibit A attached hereto.

    B. Lessor desires to grant to Lessee certain rights in and to the Premises in the manner herein provided.

    C. Lessee desires to examine the mineral potential of the Premises and possibly to develop commercial mines thereon.

        NOW,   THEREFORE,   in  consideration  of  their  mutual  covenants  and
agreements herein, the parties hereby agree as follows:

    1.  Grant.

        1.1 Grant of Exploration Privilege. Lessor hereby grants to Lessee the exclusive right and privilege to enter upon the Premises for the purposes of exploration, prospecting and development, production, removal and sale of all minerals, mineral substances, metals, ore-bearing materials and rocks of every kind, including the right of ingress and egress for personnel, machinery, equipment, supplies and products and the right to use so much of the surface and water located thereon as may be reasonably needed for such purposes.

        1.2 Grant of Mineral Rights. Lessor hereby grants, leases and demises the Premises, and warrants peaceable enjoyment of the Premises pursuant to the warranties contained herein, unto Lessee its successors and assigns, for the term and for the purposes hereinafter provided. The term "Premises" as used herein includes all of the right, title and interest of Lessor in the lands described herein, including, but not limited to, the surface and subsurface thereof, all ores, minerals and mineral rights, and all water and water rights, in, upon and under the Premises, all of the interests of Lessor and all options, contracts, easements and rights-of-way heretofore reserved or granted in, upon or pertaining to the Premises, and all right, title and interest which may be acquired by or for Lessor in or pertaining to the Premises or any part hereof, during or after the term of this Agreement, together with any and all veins, lodes and mineral deposits now owned or hereafter acquired by Lessor extending from or into or contained in the Premises, all ditch rights, easements and rights-of-way now or hereafter owned or held by Lessor in, upon or under the Premises, or in any way pertaining thereto, and all tenements, hereditaments and appurtenances thereof.

        1.3 Grant Purposes. The purposes of this Agreement are to grant to Lessee, its successors and assigns, the exclusive right to enter into and upon the Premises and each and every part thereof, so long as this Agreement remains in effect, and to explore for, develop, mine, remove, leach in place, treat, produce, ship and sell, for its own account, all ores and minerals which are or may be found therein or thereon, subject to Section 20.3.2.

        1.4 Authorized Uses of Premises. Lessee is hereby granted the right to make any use or uses of the Premises including, but without being limited to, the full rights, authority and privilege of placing and using therein excavations, openings, shafts, ditches and drains, and of constructing, erecting, maintaining, using and, at its election, removing any and all buildings, structures, plants, machinery, equipment, railroads, roadways, pipelines, electrical power lines and facilities, stockpiles, waste piles, tailings ponds and facilities, settling ponds, and all other improvements, property and fixtures for mining, removing, beneficiating, concentrating, smelting, extracting, leaching, refining and shipping of ores, minerals or products thereof, or for any activities incidental thereto, or to any of the rights or privileges of Lessee hereunder. Lessee is further granted the right, insofar as Lessor lawfully may grant the right, to divert streams, to remove lateral and subjacent supports, to cave, subside, consume, or destroy the surface or any part thereof, to deposit earth, rocks, waste, lean ore and materials on any parts of the Premises where it will not interfere with mining, to leach the same, and to commit waste to the extent necessary, usual or customary in carrying out any or all of the above rights, privileges and purposes; provided, however, that if any of Lessee's operations hereunder shall result in damage to Lessor's buildings, personal property or growing crops existing on the Premises on the date that this Agreement is executed, Lessee shall reimburse Lessor for the reasonable value of the same.

        1.5 Water Rights. Lessee shall have the right, subject to the regulations of the State of Nevada, concerning the appropriation and taking of water, to drill wells for the water on the Premises and may lay and maintain all necessary water lines as may be required by Lessee in its operations on the Premises; provided, however, that all such wells shall be constructed in compliance with the regulations of the State of Nevada, and all well gate valves installed by Lessee shall, on the cancellation or termination of this Agreement or any renewal thereof, become the property of Lessor.

        1.6 Limitation. The performance by Lessee of its duties and obligations under this Agreement shall not bind and obligate Lessee to perform any additional services to Lessor nor to invest any funds of any nature whatsoever in the exploration of, development or delineation of the Premises, notwithstanding the provisions of Sections 14.1 and 14.2. Lessee may explore, conduct geological and geophysical investigations, map, drill or otherwise seek, in the manner and to the extent that Lessee, in its sole discretion, deems advisable, to locate and develop ores, minerals and metals in commercial quantities in and upon the Premises. Only the express duties and obligations provided under this Agreement shall be binding upon Lessee and Lessee shall have no duties or obligations, implied or otherwise, to explore for, develop and/or mine mineral ores within the Premises, it being understood that the payments described herein are in lieu of any such implied or other duties or obligations.

        1.7 Relationship of the Parties. Nothing contained herein shall be deemed to constitute any party, in its capacity as such, the partner, agent or legal representative of any other party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever. Except as expressly provided in this Agreement, each party shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Premises or outside the scope of this Agreement whether or not competitive with the endeavors contemplated herein without consulting the other or inviting or allowing the other therein. In particular, without limiting the foregoing, neither party to this Agreement shall have any obligation to the other as to any opportunity to acquire any money, property, interest or right offered to it outside the Premises.

     2. Effective Date. For purposes of this Agreement, the effective date shall be the date first set forth above.

    3.  Duration.

        3.1 Term of Lease. The term of this Agreement shall commence as of the effective date hereof and shall continue for a period of ten years thereafter unless sooner terminated, forfeited or surrendered in the manner herein provided. If at the end of the primary term Lessee is engaged in Mining Operations, the term of this Agreement shall automatically continue so long thereafter as Lessee continues to be engaged in Mining Operations. While this Agreement is in effect, each successive one year period commencing with the effective date and each annual anniversary date thereof shall be deemed a lease year.

        3.2 Mining Operations. For purposes of this Agreement, "Mining Operations" shall include, but shall not be limited to, development, extraction, processing, leaching or sale of Ores and Products produced from the Premises, and other activities performed by Lessee that are intended to further the development of the Premises as a producing mine. Development includes activities carried on diligently and in good faith preparatory to commencing or resuming operations at a mine. Lessee shall be deemed to be actively engaged in Mining Operations so long as all such operations, once begun, do not cease for a period of more than one hundred eighty (180) consecutive days. Mining Operations shall not be deemed to have ceased if they are interrupted or suspended as described in and subject to the terms of Section 29.

    4.   Payments.

         4.1 Minimum Payments. Lessee shall pay to Lessor minimum payments in the amounts and on the dates described below:

    Date of Payment                                 Amount

On the execution date $15,000 On the first anniversary date $20,000 On the second anniversary date $30,000 On the third anniversary date $40,000 On the fourth and subsequent anniversary dates $50,000 until the commencement of commercial production.

Timely payment of the minimum payments in the manner provided herein and compliance with all other requirements shall maintain this Agreement in full force and effect and Lessee shall not be required to provide any form of notice of its intention to maintain this Agreement, subject to the provisions of
Section 25.

        4.2 Production Royalty. If the Premises are placed into commercial production, as defined herein, Lessee agrees to pay to Lessor a production royalty of five percent (5%) of the Net Smelter Returns, as defined herein, from commercial production from the Premises. An advance production royalty minimum payment of Seventy-Five Thousand Dollars ($75,000) shall be made at the beginning of each production year. Payments of such production royalty from the proceeds received from commercial production shall be determined at the end of each calendar quarter after the effective date. Such production royalty payments shall be made only if such share of the production royalty, as accumulated, is greater than the sum of the minimum payments theretofore paid by Lessee to

Lessor. Payments of the production royalty shall be made within thirty (30) days after the end of each calendar quarter for which production royalty is determined to be payable or the date on which Lessee receives a smelter or refinery statement for production during such calendar quarter, whichever date is later. If Lessee stores dore or metal on or off the Premises for a period greater than sixty (60) days after the commencement of commercial production, Lessee shall pay to Lessor the production royalty on the contained recoverable metal in the dore or metal so stored based on the average daily closing COMEX price for the calendar quarter during which the production royalty is determined to be payable.

        4.3 In Kind Royalty. Lessor may elect, from time to time upon six month's prior written notice, to receive its net smelter return production royalty in kind, in the form of refined metal at the smelter or refinery. The quantity of such metal shall be adjusted to reflect deductions from Net Smelter Returns described in Section 5.2. Any and all risks, costs and liabilities associated with the handling, transportation of storage of product taken in kind shall be borne by Lessor from the time of delivery of product to Lessor.

        4.4 Method of Payment. Except for the payment due on the execution date, all payments made by Lessee hereunder shall be paid in equal shares to the accounts of the individuals collectively referred to as Lessor as follows:

             Edward L. Devenyns, Account No. 60003465259
             David R. Ernst, Account No. 03497450
                c/o Nevada Savings and Loan Association
                5011 Meadowood Way
                Reno, Nevada  89511

At the time of making such payment, Lessee shall deliver to Lessor a statement showing the amount of production royalty due and the manner in which it was determined and shall submit to Lessor data reasonably necessary to enable Lessor to verify the determination.

        4.5 Payment Credit. All minimum payments pursuant to Section 4.1 and all annual advance production royalty minimum payments pursuant to Section 4.2 paid by Lessee to Lessor shall be cumulatively credited against the production royalty payments due hereunder.

        4.6 Audit. After the Premises are placed into commercial production, as defined hereinbelow, Lessor or its authorized agents shall have a right to audit and inspect Lessee's accounts and records used in calculating payments to Lessor hereunder, which right may be exercised as to each payment at any reasonable time during a period of one (1) year from the date on which the payment was made by Lessee. If no such audit is performed during such period, such accounts, records and payments shall be conclusively deemed to be true, accurate and correct.

     5. Definitions. The following defined terms, wherever used in this Agreement, shall have the meanings as set forth below:

        5.1 "Commercial production". For the purposes of this Agreement, the Premises shall come into commercial production on the date upon which mining operations result in the sale of minerals, concentrates, ores or metal produced from the Premises on a sustained (as opposed to testing) basis. Lessee shall deliver to Lessor notice indicating said date as soon as practicable after the occurrence thereof.

        5.2 "Net smelter returns" shall mean the amount of revenues received by Lessee and paid to Lessee by any smelter, refinery or other purchaser (hereinafter "Smelter") of metals, ores, minerals or mineral substances, or concentrates produced therefrom for products mined from the Premises, or deemed to have been paid to Lessee in the case of stored dore or metal under Section 4.2, less all of the following:

            5.2.1 Custom smelting costs, treatment charges and penalties, including, but without being limited to, metal losses, penalties for impurities and charges for refining, retorting, selling, and transportation from smelter to refinery and from refinery to market; and

            5.2.2 Costs of insuring and transporting product in the form of dore metal or more refined metal from the Premises to a smelter or other place of treatment.

Net Smelter Returns for product treated at a smelter owned, operated or controlled by Lessee or treated on a toll basis for Lessee shall be computed in the above manner, with deductions for all charges and items of cost equivalent to the deductions described above.

If purchase payments are made to Lessee prior to the time that the purchased product is delivered to the purchaser, Lessee will be deemed to have received revenues from such payment at the time delivery is made.

        5.3  "Ore"  shall  mean  material  from the  Premises,  the  nature  and composition of which, in the sole judgment of Lessee justifies either: (1) mining or removing from place during the term of this Agreement, and shipping and selling the same, or delivering the same to a processing plant for physical or chemical treatment; or (2) leaching in place during the term of this Agreement.

        5.4 "Lessor" shall mean Edward L. Devenyns and David R. Ernst and all persons, individually and collectively, having an interest in the Premises and executing this Agreement, or a counterpart thereof, other than Lessee.

        5.5  "Product" shall mean the following:

            5.5.1 All Ore mined or removed from place in the Premises during the term hereof and shipped and sold by Lessee prior to treatment; and,

            5.5.2 All concentrates, precipitates and mill products produced by or for Lessee from Ore mined or removed from place in the Premises, or from Ore leached in place in the Premises, during the term of this Agreement.

        5.6 "Lessee" shall mean Great Basin Exploration and Mining Company, its assigns and successors.

        5.7 "Waste" shall mean earth, rock or material mined or removed from place in the Premises during the term of this Agreement, but which is not "Ore" as defined above.

    6.  Compliance With The Law; Bonding.

        6.1 All exploration and development work performed by Lessee during the term of this Agreement shall conform with the applicable laws and regulations of the State of Nevada and the United States of America. Lessee shall be fully responsible for compliance with all applicable federal, state and local reclamation statutes, regulations and ordinances relating to such work, all at Lessee's cost, and Lessee shall indemnify and hold harmless Lessor from any and all claims, assessments, fines and actions arising from Lessee's failure to perform its obligations hereunder. Lessee's obligations under this Section 6 shall survive termination of this Agreement.

        6.2 Lessee shall not, without the consent of Lessor, conduct any operations involving use of bulldozers or other earth moving equipment without
(i) providing evidence to the Lessee of reclamation bonding covering such activities provided to the administering agency under local, state, or federal law, or (ii) providing a bond in favor of Lessor in an amount sufficient to cover reclamation costs.

    7.  Mining Practices; Inspection of Data; Reports.

        7.1 Mining Practices. Lessee shall work the Premises in a miner-like fashion and manner consistent with safe and economical mining and with due regard to the development and preservation thereof as workable mining properties.

        7.2 Inspection of Data. Lessor shall have the right to examine and copy noninterpretive factual data in the possession of Lessee during reasonable business hours and upon prior notice, except that the rights of lessor to examine such data shall be exercised in a manner such that such inspection does not interfere with the operations of Lessee.

        7.3 Reports. Lessee shall deliver to Lessor, on or before January 1 of each lease year and, upon termination of this Agreement, within sixty (60) days after the termination date, a summary report of all exploration or development work conducted by Lessee on the Premises and a statement of all expenditures pursuant to Section 14.2 for the previous lease year. The report shall show the location of all exploration work. Notwithstanding the foregoing, Lessee shall not be required in its reports to disclose proprietary information or information concerning, or which might tend to reveal, processes, techniques or equipment which Lessee is under an obligation to any other person or entity not to reveal.

    8. Weights; Analysis. Lessee shall measure Ore and its grade, and take and analyze samples thereof in accordance with industry practice, and shall keep accurate records thereof as a basis for computing payments hereunder. These records shall be available for inspection by Lessor at all reasonable times subject to the provisions herein regarding accounts, records and payments.

    9. Cross-Mining. Lessee is hereby granted the right, if it so desires, to mine and remove ore, product and materials from the Premises through or by means of shafts, openings or pits which may be made in or upon adjoining or nearby property owned or controlled by Lessee. Lessee may, if it so desires, use the Premises and any shafts, openings and pits therein for the mining, removal, treatment and transportation of ores and materials from adjoining or nearby property, or for any purpose connected therewith. The operations of Lessee on the Premises and Lessee's operations on other lands may be conducted upon the Premises and upon any and all such other lands as a single mining operation, to the same extent as if all such properties constituted a single tract of land. Nothing herein shall relieve Lessee from its obligations for payments or reports as described in this Agreement.

    10.  Stockpiling; Waste.

        10.1 Stockpiling on Other Lands. Lessee shall have the right, at any time during the term hereof, to stockpile any Ore or Product mined or produced from the Premises at such place or places as Lessee may elect, without the obligation to remove or return the same, either upon the Premises or upon any other lands owned or controlled by Lessee or its successors and assigns, provided that the owner of any other lands on which Lessee stockpiles Ore or Product must recognize in writing Lessor's ownership of the stockpiled Ore and agree to allow sufficient time after the termination of this Agreement for the removal of such stockpiled Ore; Lessee shall bear the cost for removal of such stockpiled Ore and its placement on the Premises. The rights and liens of Lessor in and to any such Ore or Product stockpiled on other lands shall not be divested by the removal thereof from the Premises, but shall be the same in all respects as though such materials had been stockpiled on the Premises. The stockpiling of Ore or Product from the Premises on other lands shall not be deemed a removal or shipment thereof requiring payment in respect of Lessor's interest. Lessee may elect to pay to Lessor a calculated royalty equal to the production royalty which would otherwise have been due and payable if such stockpiled Ore were processed by Lessee, and, in such case, Lessee shall have no obligation to lessor to remove and place such stockpiled Ore on the Premises upon the termination of this Agreement. The tax covenants described in this Agreement shall apply to Ore and Product from the Premises stockpiled on other lands.

        10.2 Stockpiling on the Premises. Lessee shall have the right, at any time during the term hereof, to stockpile on the Premises, without the obligation to remove or return the same, any ore or materials mined or produced by Lessee or its affiliated companies from other lands. Lessor agrees to recognize the rights and interests of others in such ores and materials stockpiled on the Premises and to permit the removal thereof by Lessee at any time during the term of this Agreement, or by the owners thereof, for a reasonable time after termination of this Agreement, all without liability or expense to Lessor.

        10.3 Waste. Waste, overburden, surface stripping and other materials, except Product, from the Premises may be deposited on or off the Premises. Such materials from other lands may be deposited on the Premises only if the same will not interfere with mining operations on the Premises. Nothing in this paragraph shall limit the provisions in the subparagraphs above concerning stockpiling product on or off the Premises.

    11. Mixing. After Ore and Product from the Premises have been sampled and measured in accordance with industry practices, in such manner as will permit the computation of payments to be made hereunder, Lessee may mix the same with ores, materials or products from other lands.

    12. Treatment. Lessee shall have the right, but shall not be required, to beneficiate, concentrate, smelt, refine, leach and otherwise treat, in any manner, any Ore, Product and materials mined or produced from the Premises and from other lands. Such treatment may be conducted wholly or in part at a plant or plants established or maintained on the Premises or on other lands. Such treatment shall be conducted in a careful and workmanlike manner. The tailings and residue from such treatment shall be deemed Waste and may be deposited on the Premises or on other lands, without Lessee's obligation to remove the same, provided that Lessee shall be and shall remain liable for all costs incurred for any subsequent clean-up required under any applicable laws or regulations.

Lessor shall have no right, title or interest in said tailings or residue; provided, however, that any said tailings or residue remaining on the Premises for a period of one (1) year after the date on which this Agreement has expired, or has been terminated by Lessee as to all of the Premises, shall be deemed abandoned by Lessee and thereupon shall become the property of Lessor. Except for Lessee's obligation to clean-up in-place tailings or residue deposited by Lessee described above, for which Lessee will bear full responsibility and liability, Lessor, and not Lessee, shall be fully liable and responsible for any operations of the Lessor, or its successors and assigns, following Lessee's termination of this Agreement, including clean-up of waste and residues deposited or redeposited by Lessor. Lessee shall pay the production royalty described in Section 4 on all Product or minerals recovered from the reprocessing of waste, tailings or residue produced by Lessee from the Premises.

    13. Scope of Agreement. This Agreement shall extend to and include the Premises and shall apply and extend to any other unpatented mining claims, millsites and tunnel sites located by either of the parties hereto within one
(1) mile of the exterior boundaries of the Premises on the effective date. This Agreement shall not extend to any unpatented mining claims, real property, mineral rights or interests acquired by either party from third parties.

    14.  Annual Assessment Work; Work Commitment; Patent Application.

        14.1 Assessment Work. Beginning with the annual assessment work period of September 1, 1991 to September 1, 1992, and for each annual assessment work period thereafter commencing during the term of this Agreement, Lessee shall perform for the benefit of the Premises work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements of all applicable federal, state and local laws, regulations and ordinances, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and/or file such evidence in the appropriate federal, state and local office as required by applicable federal, state and local laws, regulations and ordinances, provided that if Lessee elects to terminate this Agreement before April 1 of any lease year, except the first lease year, it shall have no further obligation hereunder to perform annual assessment work nor to prepare, record and/or file evidence of the same. On or before December 1 following the end of each assessment year Lessee shall deliver to Lessor copies of the recorded and filed documents showing the file-stamps of the county recorder and the Bureau of Land Management.

        14.2 Work Commitment. Lessee as its sole work commitment shall perform assessment work for the assessment work periods of September 1, 1991 to September 1, 1992, and September 1, 1992 to September 1, 1993, in accordance with the terms of Section 14.1.

        14.3 Patent Application. Lessee may, at its expense, seek to patent, in Lessor's name, any or all of the unpatented mining claims included in the Premises. Lessor pledges full cooperation to Lessee in executing any documents necessary to accomplish patenting if so desired by Lessee. If Lessee begins patent proceedings and Lessee thereafter desires to discontinue them, or if this Agreement is terminated while patent proceedings are pending, Lessee shall have no further obligation with respect thereto, except to pay any unpaid expenses accrued in such proceedings prior to its request to discontinue, or prior to termination, whichever occurs first. If the patent application results in cancellation of any unpatented claims, Lessee shall not be liable for any claims, losses or damages resulting from such cancellation.

    15. Liens and Notices of Non-Responsibility. Except as otherwise agreed in writing, Lessee agrees to keep the Premises at all times free and clear of liens for materials furnished and labor done or work performed upon the Premises at the request of or for the benefit of Lessee and to pay all indebtedness and liabilities incurred by or for them which may or might become a lien, charge or encumbrance against the Premises before such indebtedness and liabilities shall become a lien, charge or encumbrance; provided, however, that Lessee need not discharge or release any such lien, charge or encumbrance so long as Lessee is contesting the same in good faith. Nothing stated herein shall prohibit Lessee from pledging its interest in this Agreement as security for any indebtedness of Lessee incurred for the purpose of the exploration, development or mining of the Premises. Lessee will upon request of Lessor post upon the Premises and keep posted thereon in a conspicuous place a notice of non-responsibility which will be prepared by Lessor. The parties agree that Lessor shall be informed immediately of the execution of this Agreement by Lessee in order that Lessor can properly and timely record a notice of non-responsibility in the office of the county recorder of the county in which the Premises are located. The provisions of this Section 15 shall survive any termination of this Agreement.

    16.  Taxes.

        16.1 Real Property Taxes. Lessor shall pay any and all taxes assessed against the Premises prior to execution of this Agreement. Lessee shall pay promptly before delinquency all taxes and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of this Agreement and upon the Premises then remaining subject to this Agreement, and upon all Ore and Product therefrom. All such taxes for the year in which this Agreement is executed and for the year in which this Agreement terminates shall be prorated between Lessor and Lessee except that neither Lessor nor Lessee shall be responsible for the payment of any taxes which are based upon production from the Premises accruing solely to the other party. Lessee always shall have the right to contest, in the courts or otherwise, in its own name or in the name of Lessor, the validity or amount of any such taxes or assessments, if it deems the same unlawful, unjust, unequal or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, re-adjustment or equalization thereof, before it shall be required to pay the same. Lessee shall not permit or suffer the Premises or any part thereof to be conveyed, or title lost to Lessor, as the result of nonpayment of such taxes or assessments. Lessee shall upon request furnish to Lessor duplicate receipts for all such taxes and assessments when paid.

        16.2 Personal Property Taxes. Nothing in the foregoing shall be construed to obligate Lessee to pay such portion of any tax as is based upon the value of improvements, structures or personal property made, placed or used on any part or parts of the Premises by or for Lessor or by an owner or purchaser of surface rights other than Lessee. If Lessor receives tax bills or claims which are the responsibility of Lessee hereunder, the same shall be promptly forwarded to Lessee for appropriate action, and if any of the same are not received by Lessee at least ten (10) business days before payment called for thereunder is due, Lessee shall not be responsible for any interest, penalty, charge, expense, or other liability arising by reason of late payment of such payment, the Lessor hereby indemnifying and saving harmless Lessee from all of the same that may be incurred by Lessee from time to time.

        16.3 Income or Similar Taxes. Lessee shall not be liable for any taxes levied on or measured by income, or other taxes applicable to Lessor, based upon payments under this Agreement.

    17. Insurance. Lessee shall procure, and, at all times during the performance of this Agreement, maintain in full force and effect such all-risk insurance as may be appropriate, but in amounts not less than $1,000,000 per person and $1,000,000 per accident for all bodily injury claims, and not less than $250,000 for property damage claims, as well as coverage to comply with all workmen's compensation and other insurance required by law. Lessee shall forever indemnify and save harmless Lessor, its heirs, executors, administrators, successors and assigns, of and from any and all liability whatsoever for any claims, actions or damages in any way arising out of Lessee's occupation and use of the Premises, or its operations thereon or therein. Each policy of insurance carried by Lessee hereunder shall, if possible under the terms of Lessee's policy, name Lessor as an additional insured and shall provide that Lessor shall be given thirty (30) days advance written notice of termination of the policy. All such insurance shall be maintained by Lessee at its own expense throughout the duration of this Agreement, and whenever Lessor reasonably requests, Lessee shall furnish to Lessor evidence that such insurance is being maintained. The indemnity provisions of this Section 17 shall survive any termination of this Agreement.

    18. Inspection. Lessor or Lessor's duly authorized representatives shall be permitted to enter on the Premises and the workings of Lessee thereon at all reasonable times for the purpose of inspection, but they shall enter on the Premises at their own risk and in such a manner as not to unreasonably hinder, delay or interfere with the operations of Lessee. Lessor shall indemnify and hold Lessee harmless from any and all damages, claims or demands arising out of injury to Lessor, Lessor's agents or representatives, or any of them, on the Premises or on the approaches thereto, except damage or injury caused by Lessee's negligence or willful misconduct.

    19. Title Information and Data. At any time during the term hereof, upon written request by Lessee, Lessor forthwith shall obtain and deliver to Lessee copies of all title documents affecting the Premises which Lessor has in its possession or available to it, including copies of any plats and field notes of surveys of the Premises. Lessor agrees to make available to Lessee copies of any exploration data, assays, logs, maps, geological, geochemical and geophysical surveys and reports that Lessor may have in its possession, without charge.

    20.  Title.

        20.1  Representations.  Lessor represents that:

            20.1.1 Lessor has located and maintained the unpatented mining claims comprising the Premises in accordance with applicable federal and state laws and regulations, provided that Lessor makes no representations that the discovery of or the presence of valuable minerals within the boundaries of each claim has been adjudicated or determined by any court of competent jurisdiction or by any administrative agency of the United States or the State of Nevada.

            20.1.2 Lessor owns the entire title to the Premises and no other party has any right, title or interest therein subject to the paramount interest of the United States of America which shall be deemed to include the interest of any lessee, permittee or licensee acquiring any interest in the Premises under the laws of the United States and subject to the Surface Use Agreement between Lessor and Tonkin Springs Gold Mining Company attached as Exhibit B.

            20.1.3 Lessor has good right and full power to convey the effective interest described herein.

        20.2  Warranties.  Lessor warrants that:

            20.2.1 The Premises are free and clear of any liens, claims or encumbrances created by or through Lessor.

            20.2.2 Lessor shall not commit any act or acts which will encumber or cause a lien, claim or encumbrance superior to the interest of Lessee to be placed on the Premises, or which might hinder or impair the rights or ability of Lessee to exercise its rights hereunder, except subject and subordinate to the terms of this Agreement.

        20.3  General.

            20.3.1 The representations and warranties described herein shall survive termination of this Agreement.

            20.3.2 It is  recognized  that  Lessor  has  entered  into a certain
Surface Use Agreement with Tonkin Springs Gold Mining Company involving four unpatented lode claims, which is attached as Exhibit B.


            20.3.3 It is recognized that mining claims comprising the Premises in the field appear in boundary areas to overlap certain unpatented mining claims owned or controlled by third parties which purport to exist as of the date of this Agreement. The existence of the overlap, if any, shall not constitute a breach of the provisions of Section 20, nor shall the existence of such overlap be cause or grounds for application of Section 21.2. Lessee shall have no liability as to any title disputes with respect to the conduct of operations hereunder on such overlap areas. Whether to initiate any legal action to challenge the validity of any overlapping claims or respond to any legal action brought against Lessor or Lessee by the owners of such overlapping claims shall be at Lessee's option.

    21.  Remedies for Defects in Title.

        21.1 Lessee's Remedies. If Lessor owns a less interest in the Premises than the entire interest therein or in the event of Lessor's failure to promptly remedy any defects in title or to pay, when due, mortgages or other liens against the Premises, Lessee shall have the right, but shall not be obligated, to remedy such defects or to pay such amounts, and if it does so, Lessee shall be subrogated to all the rights of the holder thereof. Lessee shall have the right to offset and credit against future payments due to Lessor all of Lessee's costs incurred and payments made to remedy such defects or to pay such amounts. If Lessee acts to remedy such defects in the manner provided herein, such action shall not constitute an election of remedies on the part of Lessee.

        21.2 Lesser Interest. If Lessor owns an interest in the Premises or any portion thereof which is less than the entire and undivided interest referred to above, then the minimum payments herein provided for shall be reduced proportionately in accordance with the nature and extent of Lessor's interest so that such minimum payments herein shall be paid to Lessor only in the proportion thereof that Lessor's interest bears to the entire and undivided interest in the Premises on a net acreage basis. The production royalty payments shall be reduced for production from any portion of the Premises in which Lessor does not own the entire undivided interest in such portion of the Premises.

        21.3 Escrow of Payments Pending Dispute. Anything to the contrary in this Agreement notwithstanding, if at any time while this Agreement is in force and effect a third party asserts a claim of ownership in the Premises, the minerals lying in, on or under the Premises which is adverse to the interest of Lessor described above, Lessee may deposit any payments which would otherwise be due to Lessor hereunder into escrow, in an interest-bearing account, and give notice of such deposit to Lessor. In the event of a dispute as to ownership of said land, minerals or production royalties, payment of minimum payments or production royalties may be deferred until twenty (20) days after Lessee is furnished satisfactory evidence that such dispute has been finally settled and all provisions as to keeping this Agreement in force shall relate to such extended time for payment, whereupon the escrowed payments and interest accrued thereon shall be paid to Lessor.

     21.4 Survival of Lessee's Rights. The provisions of this Section 21 shall survive any termination of this Agreement.

    22. Amendment and Relocation of Claims. Lessee shall have the right to amend or relocate in the name of Lessor any of the unpatented mining claims subject to this Agreement which Lessee deems reasonably advisable to so amend or relocate. Lessee shall give notice to Lessor of its amendment or relocation of any of the unpatented mining claims subject to this Agreement. If it shall appear that in the location of any of the unpatented mining claims subject hereto, such locations were made so that the unpatented claims do not constitute a contiguous body of claims without interior gaps and that one or more such claims can be amended or new claims located so as to eliminate such interior gaps, then Lessee, in the name of and as agent for Lessor, may amend any of the locations of such claims for that purpose, and the parties hereto agree to execute any further documents necessary to enable Lessee to do so. If it shall appear that the location of any of the unpatented mining claims subject hereto as originally located, or as such locations may be amended, are such that there are present a fractional area or areas unlocated, then in the name of, and as agent for Lessor, Lessee may locate such fractional areas as mining claims, and the parties hereto agree to execute any further documents to enable Lessee to do so and all such amended or new locations shall be deemed to be part of the mining claims subject hereto.

    23.  Warranties and Representations.

         23.1 Mutual  Warranties  and  Representations.   Each  of  the  parties
warrants and represents to the other as follows:

            23.1.1 Compliance with Laws. That each party has complied with all applicable laws and regulations of any governmental body, federal, state or local, regarding the terms of this Agreement and the performance thereof.

            23.1.2 No Pending Proceedings. That there are no lawsuits or proceedings pending or threatened which affect the ability of the parties to perform the terms of this Agreement.

            23.1.3 Authority. That each party has the full right, title and authority to enter into this Agreement and to perform the same in accordance with the terms hereof, and neither this Agreement nor the performance thereof violates, or constitutes a default under the provisions of, any other agreement to which such party is a party or to which it is bound.

            23.1.4 Commissions; Finder's Fees. Each of the parties agrees that it has not utilized the services of a broker or a finder in the negotiation and/or execution of this Agreement, and that it has not incurred any obligation to pay a broker's commission or finder's fee upon the execution and consummation hereof.

            23.1.5 Costs. Each of the parties shall pay its costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.
            23.1.6 Noninterference. Each of the parties covenants that it will not do or permit to be done any act which would or might hinder or impair the rights of the other party to exercise any right granted under this Agreement.

            23.1.7 No Default. The consummation of this Agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, or any other agreement, instrument or arrangement to which either Lessor or Lessee is a party.

           23.1.8 Survival. The warranties and representations of this Section 23 shall survive termination of this Agreement.

    24. Cancellation by Lessor. In the event of any default or failure by Lessee to comply with any of the covenants, terms or conditions of this Agreement, Lessor shall be entitled to give Lessee written notice of the default, specifying details of the same. If such default is not remedied within thirty
(30) days after receipt of said notice, provided the same can reasonably be done within that time, or, if not, if Lessee has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion, then Lessor may cancel and terminate this Agreement by giving written notice to Lessee effective on Lessee's receipt of said notice. In the case of Lessee's failure to pay the minimum payments due hereunder, Lessor shall be entitled to give Lessee written notice of the default, and if such default is not remedied within twenty (20) days after the receipt of said notice, then Lessor may cancel and terminate this Agreement by giving written notice to Lessee effective on Lessee's receipt of said notice. No such cancellation, however, shall be based on a default hereunder or on a failure to remedy the same, when resulting from any cause beyond the reasonable control of Lessee, including, without limitation, the force majeure provisions herein.

    25. Cancellation by Lessee. Lessee may at any time cancel this Agreement by giving thirty (30) days written notice to Lessor in accordance with Section 32 and tendering to Lessor a written release thereof in proper form for recording. Lessee shall release the Premises free and clear of any liens, claims or encumbrances created by or through it or as a result of its activities on the Premises. Any additional unpatented mining claims or portions thereof located by Lessee in the area of interest described in Section 13 shall be conveyed to Lessor, at Lessor's election, which shall be exercised not later than fifteen
(15) days after receipt of the notice of termination (the "termination date"). If Lessee terminates this Agreement, Lessee shall not be required to perform the obligations or to pay the minimum payments or production royalty payments accruing or coming due after the "termination date" as defined herein; all such payments or obligations which accrue before the termination date shall be timely met and discharged by Lessee. Tender of the release may be made by mailing same to Lessor at the address provided herein. Lessee may record a duplicate of said release in the same office where the hereinafter mentioned memorandum of agreement is recorded.

    26. Removal of Equipment. Lessee shall have, and it is hereby given and granted, one hundred and twenty (120) days after termination of this Agreement, to remove from the Premises all buildings, structures, warehouse stock, merchandise, materials, tools, hoists, compressors, engines, motors, pumps, transformers, electrical accessories, metal or wooden tanks, pipes and connections, mine cages, and any and all other machinery, trade fixtures and equipment, erected or placed in or upon the Premises by it, together with all ore broken in stopes or workings, except mine supports and timber in place and permanent improvements.

    27. Data. Upon termination of this Agreement, Lessee will provide a copy of all drilling logs, assays, maps and other noninterpretive factual data which Lessee has prepared in connection with its exploration and development of the Premises under this Agreement. Lessee agrees that it will within thirty (30) days after the termination date deliver to Lessor a copy of all drilling logs, maps and other noninterpretive factual data which Lessee has prepared. Lessee shall have no liability on account of any such information received or acted on by Lessor or any other party to whom Lessor delivers such information.

    28. Confidentiality. The data and information, including the terms of this Agreement, coming into the possession of Lessor by virtue of this Agreement, shall be deemed confidential and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Premises or to publicly announce and disclose information under the laws and regulations of the United States or any state or local government or any country, or under the rules and regulations of any stock exchange on which stock of any party, or the parent or affiliates of any party, is listed. Lessor agrees with respect to any public announcements or disclosures so required, including the announcement of the execution of this Agreement, if any, to inform Lessee of the content of the announcement or disclosure in advance of its intention to make such announcement or disclosure in sufficient time to permit Lessee to jointly or simultaneously make a similar public announcement or disclosure if Lessee so desires, provided, however, that in the event any party anticipates selling or assigning all or a portion of its interest or negotiations to procure loans from third parties are undertaken, such party shall have the right to furnish information to the party to which such conveyance or assignment is anticipated or with whom such negotiations for loans are undertaken, upon obtaining from such party an agreement to hold confidential any information so furnished. Nothing herein shall limit or restrict the right of Lessee to provide, deliver or release to parent companies, subsidiary companies, related companies, affiliated companies with a common parent, and/or co-venturers the data and information, including the terms of this Agreement, coming into the possession of Lessee by virtue of this Agreement.

    29.  Suspension of Operations.

        29.1 Force Majeure. The respective obligations of either party, except the obligations of Lessee to pay the payments due hereunder, maintain the insurance required hereunder and perform the annual assessment work requirements, shall be suspended during the time and to the extent that such party is prevented from complying therewith, in whole or in part, by war or war conditions, actual or potential, earthquake, fire, flood, strike, labor stoppage, accident, riot, unavoidable casualty, act or restraint, present or future, of any lawful authority, act of God, act of public enemy, delays in transportation, governmental regulation, environmental restrictions, failure to issue permit or license applications and approvals, or other cause of the same or other character beyond the reasonable control of such party. Lessee shall give notice to owner of the commencement and termination of any condition or occurrence of force majeure.

        29.2 Suspensions Due to Economic Causes. If at any time after the effective date (or for such additional period as may be extended under Section
29.1 hereof), mining, processing or marketing operations are reasonably determined by Lessee to be uneconomic due to unavailability of a suitable market for product, prevailing costs of mining, processing or marketing with respect to prices available for product, or imposition of governmental statutes, requirements, or regulations making it economically impractical to carry out such operations, Lessee shall have the right, from time to time, to temporarily discontinue operations hereunder.

              The foregoing provision shall be subject to the following:

            29.2.1 No single period of suspension shall exceed five (5) consecutive years;

            29.2.2 Lessee shall promptly notify Lessor, in writing, of the commencement and termination of each such temporary suspension, and the notice of commencement shall specify in detail each and every reason why such suspension is occurring; in addition, it is agreed that failure to give such notice within the time prescribed herein shall result in a failure to extend the term of this Agreement; and

            29.2.3 The cumulative periods of suspension shall not exceed a total of five (5) years.

            Notwithstanding the foregoing, no economic conditions referred to herein shall interrupt, or defer, in any way, the obligations of Lessee to Lessor to make minimum payments, to reimburse or pay taxes, if any, or to perform the assessment work hereunder.

        29.3 Obligations During Suspensions of Operations. During any suspension of operations under either Section 29.1 or 29.2 hereunder, Lessee shall continue to perform the acts and to make the payments necessary to hold and maintain the Premises and shall take all steps necessary to maintain the status and title of the Premises in good standing, including assessment work and tax payment requirements, if any.

    30. Disputes Not to Interrupt Operations. Disputes or differences between the parties hereto shall not interrupt performance of this Agreement or the continuation of operations hereunder. In the event of any dispute or difference, operations may be continued, and settlements and payments may be made hereunder in the same manner as prior to such dispute or difference.

    31. Memorandum of Agreement. Upon execution of this Agreement, the parties shall execute and cause to be delivered a short form of this Agreement which shall be recorded in the office of the recorder of each county wherein all or part of the Premises are located. The execution and recording of the memorandum of agreement shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interests or obligations of the parties hereto. Within a reasonable time after Lessee's location of any unpatented mining claims made subject to this Agreement in accordance with Section 13, Lessee shall execute and deliver a Memorandum of Agreement with respect to such unpatented mining claims located by Lessee.

    32. Notices. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other party in accordance with this section. Notices so given shall be deemed to have been received by the addressee five (5) days from the date of mailing. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if personally delivered to the proper party or if sent by telex, telegraph or other wire service and actually received by such party, and such notice shall be effective upon the date of receipt by such party. Wherever in this Agreement reference is made to the giving and receipt of notice, the giving and receipt of such notice shall be governed by the provisions of this Section.

        If to Lessor:    Edward L. Devenyns
                         15900 Caswell
                         Reno, Nevada  89511
                         David R. Ernst
                         13930 Kewanna Trail
                          Reno, Nevada  89511

            If to Lessee:
                      Great Basin Exploration and Mining Company
                      3400 Kauai Court, Suite 208
                      Reno, Nevada  89509

    33. Binding Effect of Obligations. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and their heirs, personal representatives, successors and assigns.

    34. Whole Agreement. The parties hereto agree that the whole agreement between them is written herein and in a memorandum of agreement of even date herewith which is intended to be recorded, and that this Agreement shall constitute the entire contract between the parties. There are no terms or conditions, express or implied, other than herein stated. This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

    35.  Governing   Law.  This  Agreement  shall be  construed  and enforced in accordance with the laws of the State of Nevada.

     36. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

    37. Other Interests. Lessor hereby represents that Lessee has not induced or caused Lessor to terminate any previous license, lease agreement, or otherwise, for the Premises subject to this Agreement, and/or to discontinue or interfere with a business relationship with any such licensee(s) or lessee(s), or otherwise. Lessor agrees to indemnify and defend Lessee against any and all claims, demands or suits for damages or injunctive relief which may be brought against Lessee incident to, arising out of, in connection with or resulting from any such termination and/or discontinuance of a business relationship, subject to Section 20.3.2.

    38. Severability. If any part, term or provision of this Agreement is held by the courts to be illegal or in conflict with any law of the United States or the State of Nevada the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

    39. Assignment. Lessee may assign its interest under this Agreement upon first obtaining the written consent of Lessor, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, Lessee shall have the right to assign its interest in this Agreement to any parent or subsidiary corporation, or corporation having a common parent or subsidiary, or to any partnership or joint venture of which Lessee is a partner or co-venturer. Such assignment shall not relieve Lessee of its obligations hereunder unless Lessee is relieved of its obligations hereunder by written instrument executed by Lessor.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date described herein.

             "LESSEE"

             GREAT BASIN EXPLORATION AND MINING COMPANY


             By:  A.P. TAYLOR
                  -------------------
                  A.P. TAYLOR, President

             "LESSOR"


             By:  EDWARD L. DEVENYNS
                  --------------------
                  EDWARD L. DEVENYNS

                  DAVID R. ERNST
                  --------------------
                  DAVID R. ERNST


          STATE OF NEVADA       )
                                :ss.
          COUNTY OF WASHOE      )

                    On ___________________, 1992, personally appeared before me, a notary public, A.P. Taylor, the President of GREAT BASIN EXPLORATION & MINING CO., INC., who acknowledged that he executed the above instrument.

          SEAL


                                 ----------------------------------
                                 Notary Public
My Commission Expires:           Residing in:
                                              --------------------
                                              --------------------

      STATE OF NEVADA   )
                        :ss
      COUNTY OF WASHOE  )


                    On this ________ day of __________________, 1992, before me, the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, duly commissioned and sworn, personally appeared EDWARD L. DEVENYNS, known to me to be the person whose name is subscribed to the above document, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          SEAL


                                 ----------------------------------
                                 Notary Public
My Commission Expires:           Residing in:
                                              --------------------
                                              --------------------


STATE OF NEVADA           )
                          :ss
COUNTY OF WASHOE          )


                    On this ________ day of __________________, 1992, before me, the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, duly commissioned and sworn, personally appeared DAVID R. ERNST, known to me to be the person whose name is subscribed to the above document, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          SEAL


                                    --------------------------------
                                    Notary Public
My Commission Expires:              Residing in:
                                                 ------------------------
                                                 ------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date described herein.

             "LESSEE"

             GREAT BASIN EXPLORATION AND MINING COMPANY


             By:  A.P. TAYLOR
                  ------------
                  A.P. Taylor, President

             "LESSOR"


             By:  EDWARD L. DEVENYNS
                  ------------------
                  EDWARD L. DEVENYNS

                  DAVID R. ERNST
                  ------------------
                  DAVID R. ERNST

STATE OF NEVADA       )
                      :ss.
COUNTY OF WASHOE      )

          On ----------------, 1992, personally appeared before me, a notary public, A.P. Taylor, the President GREAT BASIN EXPLORATION & MINING CO., INC., who acknowledged that he executed the above instrument.

          SEAL

                     MYRA E.BAILEY
                     ------------------------------
                     Notary Public
                     Residing in:   Washoe Co.
                                    ----------

My Commission Expires:

STATE OF NEVADA )
                :ss
COUNTY OF WASHOE  )


          On this ------ day of -----------, 1992, before me, the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, duly commissioned and sworn, personally appeared EDWARD L. DEVENYNS, known to me to be the person whose name is subscribed to the above document, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

SEAL

                                 ----------------------
                                 Notary Public
My Commission Expires:           Residing in:



STATE OF NEVADA   )
                  :ss
COUNTY OF WASHOE  )


            On this ----- day of ---------, 1992, before me, the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, duly commissioned and sworn, personally appeared DAVID R. ERNST, known to me to be the person whose name is subscribed to the above document, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

SEAL

                              MYRA E.BAILEY
                              --------------------------
                              Notary Public
My Commission Expires:        Residing in: ----------------