Form 10KSB, Exhibit 13
period 1997-01-31
FISCHER WATT GOLD CO INC
filed 1997-05-16
CIK 844788

OPTION

          THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURI TIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDER ATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

                OPTION TO PURCHASE 100,000 SHARES OF COMMON STOCK

                         FISCHER-WATT GOLD COMPANY, INC.
                             (A Nevada Corporation)
                     Not Transferable or Exercisable Except
                        upon Conditions Herein Specified
                          Void after 5:00 O'Clock P.M.,
                        Pacific Time, on January 31, 2003

     Fischer-Watt Gold Company, Inc., a Nevada corporation (the "Company") hereby certifies that R. Michael Robb or his registered successors and permitted assigns, registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company, of the par value of $.001 per share (the "Shares"), stated above at the purchase price of $.53 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

         1.       Exercise of Option.

                  (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Option Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 1621 North Third Street, Suite 1000, Coeur d'Alene, Idaho 83814, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Option may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Option Certificate or Option Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Option has not been exercised.

                  (b) This Option may be exercised in whole or in part at any time after February 1, 1998 and prior to 5:00 o'clock P.M. Pacific Time, on January 31, 2003.

         2. Exchange and Transfer of Option. This Option at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Options of like tenor registered in the name of the Holder, for another Option or other Options of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Option or Options surrendered.

         3.       Rights and Obligations of Option Holder.

                  (a) The Holder of this Option Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Option, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Option Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Option are limited to those expressed herein and the Holder of this Option, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Option Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Section 5 hereof. In addition, the Holder of this Option Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Option Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

               (b) No Holder of this Option Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Option Certificate be construed to confer upon any Holder of this Option Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Option shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Option surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

         4. Shares Underlying Option. The Company covenants and agrees that all Shares delivered upon exercise of this Option shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all time to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Option.

         5.       Disposition of Option or Shares.

                  (a) The holder of this Option Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Option Certificate, by their acceptance hereof, hereby understand and agree that the Option, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Option that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Option Certificate.

                  (b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Option may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

          The Company has not agreed to register any of the holder's shares of Common Stock of the Company with respect to which this Option may be exercisable for distribution in accordance with the provisions of the Act or the State Acts and, the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the holder's shares of Common Stock of the Company with respect to which this Option may be exercised. Hence, it is the understanding of the holders of this Option that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the shares of Common Stock of the Company with respect to which this

Option may be exercisable may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the holder may still be limited as to the number of shares of Common Stock of the Company with respect to which this Option may be exercised that may be sold.

          6. Adjustments. The number of Shares purchasable upon the exercise of this Option is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

                  (a) In case the Company  shall:  (i) pay a dividend in Shares,
(ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, any shares of its capital stock, the amount of Shares purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Option that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Option immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection
(a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any exercise between such record date or effective date and the date of happening of any such event.

                  (b) Notice to Option Holders of Adjustment. Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Option have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of this Option, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

         7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Option. If more than one Option shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Option is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Option, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Exercise Price.

          8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Option Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Option Certificate of like tenor.

          9. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Option represented hereby and the surrender of this Option Certificate.

         10. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Option, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

                                       FISCHER-WATT GOLD COMPANY, INC.


                                       By /s/ George Beattie
                                          ---------------------------------
                                         George Beattie, Chief Executive Officer

                                       Date     February 1, 1997
                                                ----------------

                                  PURCHASE FORM

                                                                 ---------, ----


TO:  FISCHER-WATT GOLD COMPANY, INC

         The undersigned hereby irrevocably elects to exercise the attached Option Certificate to the extent of __________ shares of the Common Stock, par value $.001 per share, of Fischer-Watt Gold Company, Inc. and hereby makes payment of $_____ in accordance with the provisions of Section 1 of the Option Certificate in payment of the purchase price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      ------------------------------------------------------------
       (Please typewrite or print in block letters)

Address:
         ---------------------------------------------------------

                                              -------------------------------
                                              By
                                                 ----------------------------

                                 ASSIGNMENT FORM

          For value received, the undersigned hereby sells, assigns, and transfers to

Name
      -------------------------------------------------------------
Address
        -----------------------------------------------------------

this Option and irrevocably appoints ------------------------------ attorney (with full power of substitution) to transfer this Option on the books of the Company.


Date:
     ----------------------                   ----------------------------------
                                              (Please sign exactly as name
                                               appears on Option)

                                               Taxpayer ID No.
                                                              ---------------